Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SUGEN, Inc. Long-Term Objectives Stock Option Plan for Senior Management of our report dated February 2, 1996, with respect to the financial statements of SUGEN, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Palo Alto, California
July 29, 1996




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